Exhibit 99.1

   SUN COMMUNITIES, INC. REPORTS 13.5% FFO PER SHARE INCREASE IN THIRD QUARTER
                                  2006 RESULTS

    SOUTHFIELD, Mich., Nov. 3 /PRNewswire-FirstCall/ -- Sun Communities, Inc. (NYSE: SUI), a real estate investment trust (REIT) that owns and operates manufactured housing communities, today reported third quarter results.

    For the third quarter ended September 30, 2006, total revenues increased $1.7 million to $55.0 million, compared with $53.3 million in the third quarter of 2005. Funds from operations (FFO)(1) for the three months ended September 30, 2006 increased $1.3 million to $11.8 million from $10.5 million in the third quarter of 2005. On a diluted per share/OP Unit basis, FFO was $0.59 for the third quarter of 2006 as compared with $0.52 for the same period in 2005. Net loss for the third quarter of 2006 was $(3.9) million, or $(0.22) per diluted common share, compared with $(3.7) million, or $(0.21) per diluted common share, for the same period in 2005.

    For the nine months ended September 30, 2006, total revenues increased $12.3 million to $169.8 million, compared with $157.5 million for the same period in 2005. Funds from operations (FFO)(1) increased $1.6 million to $39.5 million from $37.9 million in 2005. On a diluted per share/OP Unit basis, FFO was $1.97 for the nine months ended September 30, 2006 as compared with $1.87 for the same period in 2005. Net loss for the nine months of 2006 was $(6.5) million, or $(0.37) per diluted common share, compared with $(3.8) million or $(0.21) per diluted common share for the same period in 2005.

    For the 133 communities owned throughout 2005 and 2006, total revenues increased 3.3 percent for the three months ended September 30, 2006 and expenses increased 4.9 percent, resulting in an increase in net operating income(2) of
2.6 percent. For the nine months ended September 30, 2006, revenues increased by 3.6% and expenses by 2.4%, while net operating income increased by 4.0%. Same property occupancy in the manufactured housing sites decreased from 83.9 percent at December 31, 2005 to 83.7 percent at September 30, 2006.

    "We have completed our first full quarter of transitioning from growing the rental program over the past five years to winding it down over the next five," said Gary Shiffman, Chairman and CEO. "This shift of emphasis required the implementation of fully developed marketing and sales programs that made the economic advantage of buying one of our homes more attractive than renting. Sales results for the quarter and the month of October have been encouraging. Nearly 150 rental and previously owned homes have been sold during the four months," he added.

    In the first three quarters of 2005, the Company increased occupancy by over 1,500 sites due to rentals. In 2006, the comparable number is 947, a decline of 562 which relates directly to the 600 fewer homes acquired for rentals to date in 2006 as compared to last year. At the same time, the number of repossessions in our portfolio has declined by 300 from the nine months of 2005. In summary, rentals have contributed 562 fewer sites to occupancy while repossessions have declined by 300, so the net effect of these two factors on occupancy is a negative 262 which approximates the difference between occupancy in the first nine months of 2006 and 2005. The Company sold 135 manufactured homes during the third quarter bringing the nine month total to 366.

    The Company's occupied rentals increased by 59 homes to a total of 4,659 at the end of third quarter 2006, as reflected in the accompanying table. Rental rates for the homes, including site rent, have increased approximately 6.9 percent in the past twelve months from an average of $634 per month at September 30, 2005 to an average of $678 per month at September 30, 2006.

    "Monthly rates for the rental program have increased $44 over the past twelve months. It is reasonable to expect that until demand for new homes increases, we will experience some modest loss in occupancy as we convert rental homes into sales to third parties. We expect to offset some of the economics of these occupancy declines with increased rental rates and the economic benefit resulting from increased sales of the rental homes," said Shiffman.

    After absorbing 6 cents related to SEC and other nonrecurring items and 6 cents related to deferred compensation and the earlier than anticipated improvement in repossessions, the Company has adjusted guidance to a FFO per share range of $2.68 - $2.74 for the year.

    During the quarter, the Company completed financings totaling $48 million. The 10 year notes have interest only payments at a rate of 6.159 percent and are secured by three communities. The proceeds from the financings were used to repay approximately $12 million of mortgage notes and pay down $36 million of the company's lines of credit.

    A conference call to discuss third quarter operating results will be held on November 3, 2006, at 11:00 A.M. Eastern Time. To participate, call toll- free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through November 17, 2006, and can be accessed by dialing 877-660-6853 from the U.S. or 201- 612-7415 outside the U.S. or Canada. The account number for the replay is 3055 and the ID number is 215767. The conference call will be available live on Sun Communities website http://www.suncommunities.com. Replay will also be available on the website.

    Sun Communities, Inc. is a real estate investment trust (REIT) that currently owns and operates a portfolio of 136 communities comprising approximately 47,600 developed sites and approximately 6,800 sites suitable for development mainly in the Midwest and Southeast United States.

    (1) Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net income. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

        Because FFO excludes significant economic components of net income including depreciation and amortization, FFO should be used as an adjunct to net income and not as an alternative to net income. The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure. Other REITs may use different methods for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs.

    (2) Investors in and analysts following the real estate industry utilize net operating income ("NOI") as a supplemental performance measure. NOI is derived from revenues (determined in accordance with GAAP) minus property operating expenses and real estate taxes (determined in accordance with GAAP). NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions.

        The Company believes that net income is the most directly comparable GAAP measurement to net operating income. Net income includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that net operating income is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

    For more information about Sun Communities, Inc., visit our website at
                        http://www.suncommunities.com

                          -FINANCIAL TABLES FOLLOW-

    This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. The words "will," "may," "could," "expect," "anticipate," "believes," "intends," "should," "plans," "estimates," "approximate", "guidance" and similar expressions identify these forward-looking statements. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those referenced under the headings entitled "Factors That May Affect Future Results" or "Risk Factors" contained in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company's expectations of future events.

                              SUN COMMUNITIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
                (Amounts in thousands except for per share data)
                                   (Unaudited)

                                                     Three Months                Nine Months
                                                        Ended                       Ended
                                                    September 30,               September 30,
                                               ------------------------    ------------------------
                                                  2006          2005          2006          2005
                                               ----------    ----------    ----------    ----------
REVENUES
Income from rental property                    $   45,680    $   44,022    $  139,340    $  133,416
Revenue from home sales                             4,783         6,008        15,330        14,136
Rental home revenue                                 3,965         2,549        11,107         6,181
Interest and other income                             584           704         4,016         3,770
    Total revenues                                 55,012        53,283       169,793       157,503

COSTS AND EXPENSES
Property operating and maintenance                 12,349        11,722        35,448        34,166
Real estate taxes                                   4,031         3,801        11,828        11,373
Cost of home sales                                  3,749         4,784        11,952        10,772
Rental home operating and
 maintenance                                        2,965         1,889         8,143         4,854
General and administrative - rental
 property                                           3,426         3,630        12,825        10,735
General and administrative - home
 sales and rentals                                  1,561         1,826         4,727         4,875
Depreciation and amortization                      15,072        13,525        44,835        40,011
Interest                                           15,623        14,092        45,598        41,265
Interest on mandatorily redeemable
 debt                                                 935         1,087         3,010         3,234
Florida storm damage recovery                           -             -             -          (555)
    Total expenses                                 59,711        56,356       178,366       160,730
 Equity income (loss) from affiliate                  300        (1,147)          967        (1,042)
        Loss from operations                       (4,399)       (4,220)       (7,606)       (4,269)
Less income (loss) allocated to
 minority interest:
 Preferred OP Units                                     -             -             -           961
 Common OP Units                                     (510)         (495)         (851)         (618)
Loss from continuing operations                    (3,889)       (3,725)       (6,755)       (4,612)
Income from discontinued operations                     -             -             -           824
Loss before cumulative effect of
 change in accounting principle                    (3,889)       (3,725)       (6,755)       (3,788)
Cumulative effect of change in
 accounting principle                                   -             -           289             -
Net loss                                       $   (3,889)   $   (3,725)   $   (6,466)   $   (3,788)

Weighted average common shares outstanding:
 Basic                                             17,655        17,746        17,601        17,775
 Diluted                                           17,655        17,746        17,601        17,775
Basic and diluted earnings (loss) per share:
 Continuing operations                         $    (0.22)   $    (0.21)   $    (0.39)   $    (0.26)
 Discontinued operations                                -             -             -          0.05
 Loss before cumulative effect of
  change in accounting principle                    (0.22)        (0.21)        (0.39)        (0.21)
 Cumulative effect of change in
  accounting principle                                  -             -          0.02             -
 Net loss                                      $    (0.22)   $    (0.21)   $    (0.37)   $    (0.21)

               RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS
                FOR THE PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
                (Amounts in thousands except for per share data)
                                   (Unaudited)

                                                             Three Months                Nine Months
                                                                Ended                       Ended
                                                            September 30,               September 30,
                                                       ------------------------    ------------------------
                                                          2006          2005          2006          2005
                                                       ----------    ----------    ----------    ----------
Net loss                                               $   (3,889)   $   (3,725)   $   (6,466)   $   (3,788)
Adjustments:
      Depreciation and amortization                        15,570        14,166        46,160        41,930
      Valuation adjustment(3)                                (187)          194          (166)          400
      (Gain) loss on disposition
       of assets, net                                         774           365           844          (101)
      Loss allocated to minority
       interest                                              (510)         (495)         (851)         (504)
Funds from operations (FFO)                            $   11,758    $   10,505    $   39,521    $   37,937

FFO - Continuing Operations                            $   11,758    $   10,505    $   39,521    $   37,765
FFO - Discontinued Operations                          $        -    $        -    $        -    $      172

Weighted average common shares/OP Units outstanding:
      Basic                                                19,974        20,103        19,923        20,205
      Diluted                                              20,150        20,242        20,102        20,357

Continuing Operations:
FFO per weighted average common
 share/OP Unit - Basic                                 $     0.59    $     0.52    $     1.99    $     1.87
FFO per weighted average common
 share/OP Unit - Diluted                               $     0.59    $     0.52    $     1.97    $     1.86

Discontinued Operations:
FFO per weighted average common
 share/OP Unit - Basic                                 $        -    $        -    $        -    $     0.01
FFO per weighted average common
 share/OP Unit - Diluted                               $        -    $        -    $        -    $     0.01

Total Operations:
FFO per weighted average common
 share/OP Unit - Basic                                 $     0.59    $     0.52    $     1.99    $     1.88
FFO per weighted average common
 share/OP Unit - Diluted                               $     0.59    $     0.52    $     1.97    $     1.87

    (3) The Company entered into three interest rate swaps and an interest rate cap agreement. The valuation adjustment reflects the theoretical noncash profit and loss were those hedging transactions terminated at the balance sheet date. As the Company has no expectation of terminating the transactions prior to maturity, the net of these noncash valuation adjustments will be zero at the various maturities. As any imperfection related to hedging correlation in these swaps is reflected currently in cash as interest, the valuation adjustments reflect volatility that would distort the comparative measurement of FFO and on a net basis approximate zero. Accordingly, the valuation adjustments are excluded from FFO. The valuation adjustment is included in interest expense.

                              SUN COMMUNITIES, INC.
                           SELECTED BALANCE SHEET DATA
                             (Amounts in thousands)

                                          (Unaudited)
                                       September 30, 2006   December 31, 2005
                                       ------------------   ------------------
Investment in rental property before
 accumulated depreciation              $        1,507,409   $        1,458,122
Total assets                           $        1,316,491   $        1,320,536
Total debt                             $        1,163,191   $        1,123,468
Total minority interests and
 stockholders' equity                  $          123,576   $          164,801

                              SUN COMMUNITIES, INC.
                  CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                FOR THE PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
                             (Amounts in thousands)
                                   (Unaudited)

                                             Three Months                Nine Months
                                                Ended                       Ended
                                             September 30,              September 30,
                                       ------------------------    ------------------------
                                          2006          2005          2006          2005
                                       ----------    ----------    ----------    ----------
Net loss                               $   (3,889)   $   (3,725)   $   (6,466)   $   (3,788)
Unrealized income (loss) on interest
 rate swaps                                (1,133)        1,150           289         1,074
Comprehensive loss                     $   (5,022)   $   (2,575)   $   (6,177)   $   (2,714)

                              SUN COMMUNITIES, INC.
                             ADDITIONAL INFORMATION

                              SAME PROPERTY RESULTS

For 133 communities owned throughout both years (amounts in thousands):

                       Three Months Ended                    Nine Months Ended
                          September 30,                        September 30,
                ---------------------------------    ---------------------------------
                  2006        2005      % change       2006        2005      % change
                ---------   ---------   ---------    ---------   ---------   ---------
Total revenue   $  43,328   $  41,958         3.3%   $ 131,809   $ 127,283         3.6%
Total expense      13,449      12,826         4.9%      38,741      37,830         2.4%
Net operating
 income(2)      $  29,879   $  29,132         2.6%   $  93,068   $  89,453         4.0%

    Same property occupancy and average monthly rent information at September 30, 2006 and 2005:

                                        2006        2005
                                      --------    --------
Total manufactured housing sites        41,835      41,728
Occupied manufactured housing sites     35,024      35,219
Manufactured housing occupancy %          83.7%       84.4%
Average monthly rent per site         $    366    $    352

                             RENTAL PROGRAM SUMMARY

                                             Three Months           Nine Months
                                                 Ended                    Ended
                                             September 30,         September 30,
                                          -------------------   -------------------
                                            2006       2005       2006       2005
                                          --------   --------   --------   --------
Rental home revenue                       $  3,965   $  2,549   $ 11,107   $  6,181
Site rent included in Income from
 rental property                             4,957      3,383     13,839      8,482
        Rental program revenue               8,922      5,932     24,946     14,663
Expenses
        Payroll and commissions                503        388      1,525      1,214
        Repairs and refurbishment            1,324        955      3,315      2,105
        Taxes and insurance                    642        176      1,860        724
        Other                                  496        370      1,443        811
           Rental program operating and
            maintenance                      2,965      1,889      8,143      4,854
Net operating income (2)                  $  5,957   $  4,043   $ 16,803   $  9,809

    Occupied rental homes information at September 30, 2006 and 2005 (in thousands except for *):

                                                2006         2005
                                             ----------   ----------
Number of occupied rentals, end of period*        4,659        3,438
Cost of occupied rental homes                $  138,053   $   97,827
Weighted average monthly rental rate*        $      678   $      634

SOURCE  Sun Communities, Inc.
    -0-                             11/03/2006
    /CONTACT: Jeffrey P. Jorissen, Chief Financial Officer of Sun Communities, Inc., +1-248-208-2500/
    /Web site:  http://www.suncommunities.com /
    (SUI)